Exhibit 99.1

Virco Issues Updated Investor Presentation

TORRANCE, CALIFORNIA, April 1, 2024 – Virco Mfg. Corporation (NASDAQ: VIRC) (the “Company”), the nation’s largest manufacturer and supplier of educational furniture and equipment, today issued an update of its investor presentation, highlighting the Company’s strong recovery following pandemic-related school closures. The investor update is available on the Company’s website at www.virco.com.

The investor presentation includes preliminary, unaudited financial results for the Company’s Fiscal Year Ended January 31, 2024. Included in these figures is Management’s preferred forward-looking indicator of business velocity: “Shipments plus Backlog,” a non-GAAP measure of actual year-to-date shipments plus the unshipped backlog of orders for the upcoming delivery season.

As of January 31, 2024, the Company’s fiscal year end, Shipments plus Backlog had reached an all-time Company record of $317,604,000. Preliminary, unaudited cash flow and net income for fiscal 2024 also set records not achieved in the last 20 plus years.

Virco CEO and Chairman Robert Virtue commented on the Company’s strong performance: “During the critical months of the pandemic, when schools were closed, we always retained our focus on eventual recovery. We knew from prior experience that coming out of downturns is often just as difficult as the downturn itself. We made every effort to protect our extraordinary staff and U.S.-based operating assets. We also preserved and actually reinforced our financial strength, allowing us to support school re-opening without the need for additional debt or capital investment. We are pleased to share our success with investors old and new, and especially express our gratitude to those loyal investors who understood our long-term strategy, and supported us through the challenging years of the pandemic. Their support has in turn allowed Virco to support the recovery of America’s schools, both public and private, as well as international schools around the world.”

Preliminary Financial Information

The fiscal 2024 financial results presented in this press release and included in the Company’s investor presentation referred to in this press release are preliminary, estimated and unaudited, and reflect management’s estimates based solely upon information available to management as of the date of this press release and are subject to change upon the completion of Virco’s financial closing procedures, final adjustments and other developments, including audit and review by its independent registered public accounting firm. During the course of that process, Virco may identify items that would require it to make adjustments, which may be material, to the information in this press release. As a result, the preliminary unaudited financial information included in this press release is forward-looking information and is subject to risks and uncertainties, including possible material adjustments to the preliminary financial information and the other risks and uncertainties described below under “Statement Concerning Forward-Looking Information.” Accordingly, you should not place undue reliance on these estimates, which should not be considered a substitute for the financial information to be filed with the SEC in Virco’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024 once it becomes available.

Statement Concerning Forward-Looking Information

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and beliefs about future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors, which may cause actual results to differ materially from those that are anticipated. See the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports and material that it files with the Securities and Exchange Commission for a further description of these and other risks and uncertainties. The Company assumes no, and hereby disclaims any, obligation to update any forward-looking statements.

Contact:
Virco Mfg. Corporation

(310) 533-0474
Robert A. Virtue, Chairman and Chief Executive Officer
Doug Virtue, President
Robert Dose, Chief Financial Officer